Exhibit 99.1

Blue Owl Capital Corporation III Reports Full Year Results and Fourth Quarter Net Investment Income Per Share of $0.58 and NAV Per Share of $15.56

NEW YORK — February 21, 2024 — Blue Owl Capital Corporation III (NYSE: OBDE, or the “Company”) today announced financial results for its full year and fourth quarter ended December 31, 2023.

HIGHLIGHTS FOR FULL YEAR AND QUARTER ENDED DECEMBER 31, 2023

•	Record net investment income (“NII”) per share of $0.58

•	Dividend per share of $0.49 for the fourth quarter, which represents a 12.7% annualized yield based on fourth quarter net asset value (“NAV”) per share

•	For the fourth quarter, dividend declared was 90% of estimated fourth quarter taxable income and net capital gains

•	Delivered annualized NII ROE[1] of 15.1% in the fourth quarter, up from 12.9% in Q4’22

•	NAV per share increased to $15.56 compared to $15.40 as of September 30, 2023

“OBDE finished 2023 with strong performance and entered 2024 with momentum, successfully listing on the New York Stock Exchange in January as one of the largest BDCs in the public market,” said Craig W. Packer, Chief Executive Officer. “Our portfolio has demonstrated resilience over the past year, and we expect to build on that in 2024 and continue to deliver attractive risk-adjusted returns for our shareholders.”

Dividend Declarations

The Company’s Board of Directors (the “Board”) declared a first quarter 2024 dividend of $0.35 per share for stockholders of record as of March 29, 2024, payable on or before April 15, 2024.

In addition and as previously announced, in conjunction with OBDE’s listing in January 2024, the Board declared a series of five special dividends of $0.06 per share, payable to stockholders of record quarterly beginning in the second quarter 2024. A full schedule of the record and payment dates can be found on the Company’s website.

Stock Repurchase Program

On January 12, 2024, the Board approved a stock repurchase program under which OBDE may repurchase up to $100 million of its common stock in the open market from time to time.

PORTFOLIO AND INVESTING ACTIVITY

Full Year

For the full year ended December 31, 2023, new investment commitments totaled $596.5 million across 29 new portfolio companies and 24 existing portfolio companies.

This compares to $636.9 million for the full year ended December 31, 2022 across 50 new portfolio companies and 11 existing portfolio companies.

For the full year ended December 31, 2023, the principal amount of new investments funded was $487.8 million. For this period, the Company had $458.1 million aggregate principal amount in sales and repayments.

For the full year ended December 31, 2022, the principal amount of new investments funded was $493.9 million. For this period, the Company had $66.7 million aggregate principal amount in sales and repayments.

(1)	NII ROE is calculated as annualized quarterly net investment income divided by average beginning and ending net asset value.

Fourth Quarter

For the three months ended December 31, 2023, new investment commitments totaled $435.9 million across 17 new portfolio companies and 13 existing portfolio companies.

This compares to $77.1 million for the three months ended September 30, 2023 across 7 new portfolio companies and 7 existing portfolio companies, and $136.7 million for the three months ended December 31, 2022 across 5 new portfolio companies and 1 existing portfolio company.

For the three months ended December 31, 2023, the principal amount of new investments funded was $350.8 million. For this period, the Company had $328.4 million aggregate principal amount in sales and repayments.

For the three months ended September 30, 2023, the principal amount of new investments funded was $64.3 million. For this period, the Company had $61.3 million aggregate principal amount in sales and repayments.

For the three months ended December 31, 2022, the principal amount of new investments funded was $125.7 million. For this period, the Company had $10.3 million aggregate principal amount in sales and repayments.

As of December 31, 2023 and September 30, 2023, the Company had investments in 153 and 146 portfolio companies with an aggregate fair value of $3.6 billion and $3.6 billion, respectively. As of December 31, 2023, the average investment size in each portfolio company was $23.5 million based on fair value.

As of December 31, 2023, based on fair value, our portfolio consisted of 76.4% first lien senior secured debt investments, 12.1% second lien senior secured debt investments, 1.7% unsecured debt investments, 5.2% preferred equity investments, and 4.6% common equity investments.

As of September 30, 2023, based on fair value, our portfolio consisted of 77.2% first lien senior secured debt investments, 11.9% second lien senior secured debt investments, 1.6% unsecured debt investments, 4.9% preferred equity investments, and 4.4% common equity investments.

As of December 31, 2023 and September 30, 2023, approximately 88.5% and 89.1% of the portfolio was invested in secured debt, respectively. As of December 31, 2023, 98.1% of our debt investments based on fair value in our portfolio were at floating rates.

As of December 31, 2023 and September 30, 2023, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.1% and 12.0%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.1% and 12.0%, respectively.

As of December 31, 2023, two portfolio companies with an aggregate debt investment fair value of $18.8 million were on non-accrual status, representing 0.6% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND QUARTER ENDED DECEMBER 31, 2023

Investment Income

Investment income increased by $143.9 million to $422.8 million for the year ended December 31, 2023 from $278.9 million for the same period in prior year primarily due to an increase in interest income as a result of an increase in the base rates charged on our floating rate debt investments and debt investments made during the prior year earning a full year’s worth of interest income during the year ended December 31, 2023. Dividend income increased period-over-period due to an increase in our portfolio of dividend income-producing equity investments which, at cost, increased from $146.0 million as of December 31, 2022 to $175.3 million as of December 31, 2023. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. Period over period, these fees increased due to an increase in repayment activity for the period. Other income increased period-over-period due to an increase in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Investment income increased to $111.5 million for the three months ended December 31, 2023 from $90.1 million for the three months ended December 31, 2022.

Expenses

Total expenses increased by $60.9 million to $149.0 million for the year ended December 31, 2023 from $88.1 million for the same period in prior year due to an increase in management fees, interest expense and other expenses. The increase in interest expense was driven by an increase in average daily borrowings, as well as an increase in the average interest rate period over period. Management fees increased primarily due to an increase in our investment portfolio. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period over period.

Total expenses increased to $39.7 million for the three months ended December 31, 2023 from $31.5 million for the three months ended December 31, 2022.

Liquidity and Capital Resources

As of December 31, 2023, we had $141.4 million in cash, $1.8 billion in total principal value of debt outstanding, and $746.9 million of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 6.9% and 6.8% for the three months ended December 31, 2023 and September 30, 2023, respectively. Ending net debt to equity was 0.86x and 0.86x as of December 31, 2023 and September 30, 2023, respectively.

ABOUT BLUE OWL CAPITAL CORPORATION III

Blue Owl Capital Corporation III (NYSE: OBDE) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2023, OBDE had investments in 153 portfolio companies with an aggregate fair value of $3.6 billion. OBDE has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDE is externally managed by Blue Owl Diversified Credit Advisors, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDE, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDE’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDE’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDE makes them. OBDE does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the three months ended
($ in thousands, except per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022
Investments at Fair Value	$3,590,701	$3,565,615	$3,466,765
Total Assets	$3,761,097	$3,672,136	$3,552,739
Net Asset Value Per Share	15.56	15.40	15.03
Investment Income	$111,542	$107,216	$90,093
Net Investment Income	$71,647	$69,083	$58,402
Net Income	$80,557	$73,493	$60,440
Net Investment Income Per Share	$0.58	$0.56	$0.49
Net Realized and Unrealized Gains (and Losses) Per Share	$0.07	$0.04	$0.02
Net Income Per Share	$0.66	$0.60	$0.50
Distributions Declared from Net Investment Income Per Share	$0.49	$0.48	$0.42
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	12.1%	12.0%	11.4%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	12.1%	12.0%	11.3%
Percentage of Debt Investments at Floating Rates at Fair Value	98.1%	97.9%	98.2%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,479,371 and $3,463,668, respectively)	$3,498,800	$3,437,381
Non-controlled, affiliated investments (amortized cost of $97,482 and $29,418, respectively)	91,901	29,384

Total investments at fair value (amortized cost of $3,576,853 and $3,493,086, respectively)	3,590,701	3,466,765
Cash	141,448	60,053
Interest receivable	25,147	21,966
Prepaid expenses and other assets	3,801	3,955

Total Assets	$3,761,097	$3,552,739
Liabilities
Debt (net of unamortized debt issuance costs of $25,623 and $21,092, respectively)	$1,754,496	$1,660,310
Distribution payable	60,779	50,425
Management fee payable	4,517	4,173
Payables to affiliates	896	1,926
Accrued expenses and other liabilities	29,297	22,024

Total Liabilities	1,849,985	1,738,858

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 122,817,625 and 120,693,049 shares issued and outstanding, respectively	$1,228	$1,207
Additional paid-in-capital	1,829,029	1,798,712
Accumulated undistributed (overdistributed) earnings	80,855	13,962

Total Net Assets	1,911,112	1,813,881

Total Liabilities and Net Assets	$3,761,097	$3,552,739
Net Asset Value Per Share	15.56	15.03

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Year Ended December 31,
	2023	2022	2021
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income (excluding payment-in-kind (“PIK”) interest income)	$345,962	$227,727	$85,019
PIK interest income	45,461	34,570	10,070
Dividend income	22,133	12,415	2,962
Other income	7,291	3,950	3,180

Total investment income from non-controlled, non-affiliated investments	420,847	278,662	101,231

Investment income from non-controlled, affiliated investments:
Interest income (excluding payment-in-kind (“PIK”) interest income)	182	—	—
Payment-in-kind (“PIK”) interest income	237	—	—
Dividend income	1,553	201	—
Other income	10	—	—

Total investment income from non-controlled, affiliated investments	1,982	201	—

Total Investment Income	422,829	278,863	101,231

Expenses
Interest expense	121,679	64,924	20,113
Management fee	17,863	15,360	5,471
Professional fees	5,187	4,037	2,599
Directors’ fees	909	1,165	1,116
Other general and administrative	3,397	2,601	2,063

Total Expenses	149,035	88,087	31,362

Net Investment Income (Loss) Before Taxes	273,794	190,776	69,869
Income tax expense (benefit), including excise tax expense (benefit)	1,833	862	228

Net Investment Income (Loss) After Taxes	$271,961	$189,914	$69,641

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	41,676	(28,873)	5,436
Non-controlled, affiliated investments	(5,547)	(34)	—
Translation of assets and liabilities in foreign currencies	710	608	(804)
Income tax (provision) benefit	(1)	—	—

Total Net Change in Unrealized Gain (Loss)	36,838	(28,299)	4,632

Net realized gain (loss):
Non-controlled, non-affiliated investments	(11,206)	874	292
Non-controlled, affiliated investments	—	319	—
Foreign currency transactions	(37)	(603)	680

Total Net Realized Gain (Loss)	(11,243)	590	972

Total Net Realized and Change in Unrealized Gain (Loss)	25,595	(27,709)	5,604

Net Increase (Decrease) in Net Assets Resulting from Operations	$297,556	$162,205	$75,245
Earnings (Loss) Per Share - Basic and Diluted	$2.44	$1.40	$1.67

Weighted Average Shares Outstanding - Basic and Diluted	122,045,758	116,045,926	45,110,198

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Year Ended December 31,
($ in thousands)	2023	2022	2021
New investment commitments
Gross originations	598,504	647,766	2,971,231
Less: Sell downs	(2,021)	(10,903)	(47,546)

Total new investment commitments	$596,483	$636,863	$2,923,685

Principal amount of investments funded:
First-lien senior secured debt investments	434,318	363,932	1,947,683
Second-lien senior secured debt investments	—	26,883	344,453
Unsecured debt investments	—	8,883	25,065
Preferred equity investments	25,030	50,972	79,090
Common equity investments	28,422	43,232	65,407

Total principal amount of investments funded	$487,770	$493,902	$2,461,698

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	(438,852)	(52,594)	(58,607)
Second-lien senior secured debt investments	(13,268)	(1,200)	(23,556)
Unsecured debt investments	(36)	(1,704)	—
Preferred equity investments	(5,768)	(3,807)	—
Common equity investments	(195)	(7,350)	—

Total principal amount of investments sold or repaid	$(458,119)	$(66,655)	$(82,163)
Number of new investment commitments in new portfolio companies(1)	29	50	68
Average new investment commitment amount	$16,021	$12,737	$38,820
Weighted average term for new debt investment commitments (in years)	6.1	6.1	7.1
Percentage of new debt investment commitments at floating rates	96.1%	95.5%	98.8%
Percentage of new debt investment commitments at fixed rates	3.9%	4.5%	1.2%
Weighted average interest rate of new debt investment commitments(2)(3)	11.4%	11.3%	7.0%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	6.1%	6.7%	6.2%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)	For the year ended December 31, 2021 assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.21%.
(3)

For the year ended December 31, 2023 and 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.33% and 4.59%, respectively.